Exhibit 99.1

Calumet Closes $325 Million Notes Offering, Recaps Recent Financing Activity

•	$675 million of capital raised since November 2021

•	Proceeds of capital raises used to de-lever, fund renewable diesel business and manage debt maturities

•	Amended and extended revolving credit facility through 2027

INDIANAPOLIS—(PR NEWSWIRE) — January 24, 2022 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet”, “Partnership”, “we” or “our”) announced the closing of the offering for $325 million 2027 senior unsecured notes (the “Offering”). The Partnership intends to use the net proceeds from the Offering, along with cash on hand, to fund the previously announced redemption of all outstanding 7.75% Senior Notes due 2023 (the “2023 Notes”) and pay related expenses.

In November of 2021, we announced a partnership with Oaktree Capital Management, L.P. (“Oaktree”) in the form of a $300 million convertible term loan investment from Oaktree in Montana Renewables, LLC (”Montana Renewables”), a wholly owned unrestricted subsidiary of Calumet. Subsequent to that announcement, in early January 2022, we closed on a $50 million investment from Stonebriar Commercial Finance (“Stonebriar”) to finance the construction of a renewable hydrogen plant at Montana Renewables to maximize renewable diesel production and further reduce the Carbon Intensity (CI) of Montana Renewables products.

Additionally, Calumet recently announced the amendment and extension of the revolving credit facility (“Revolver”). The Revolver has been resized at $500 million and the maturity extended for a five-year term ending in January 2027 with advance rates adjusted upward to provide additional liquidity.

“Our ability to raise such significant capital in a short period of time shows the strong investor and capital markets support for Calumet’s transformational vision,” said CEO Steve Mawer. “This capital is being used to deliver on our strategic objectives of de-levering, starting up what we believe will be one of the best renewable diesel businesses in North America and managing our debt maturity schedule. Our notes offering was oversubscribed, and with the closing of the notes offering, we expect Calumet’s capital needs over the next two years will be mostly covered. This allows us to focus on executing our transformation, which we believe will allow us to crystalize significant unitholder value potential in Montana Renewables. We still believe that the most likely way to maximize unitholder value at Montana Renewables is in separate public ownership as a leading pure-play renewables company. Our team continues to examine paths and opportunities which would progress towards that vision.”

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “expect,” “plan,” “intend,” “should,” “will,” “believe” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, statements regarding the future capital needs of our business, plans for and the benefits of the Montana Renewables project, and our business outlook and objectives. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we have based many of these forward-looking statements on assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. For information regarding factors that could cause our actual results to differ from our forward-looking statements, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Calumet Specialty Products Partners, L.P.

Calumet manufactures, formulates, and markets a diversified slate of specialty products to customers in a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, IN and operates twelve facilities throughout North America. More information can be found at www.calumetspecialty.com.

Contacts:

Brad McMurray, Director Investor Relations: 317-957-5378

Media Oakes, Director Corporate Communications: 317-957-5319